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                                                                 Exhibit 10.1.23

                              CONSULTING AGREEMENT


     This Consulting Agreement made and entered into as of April 28, 2000 by and between Rollin M. Dick ("Consultant") and Conseco, Inc. ("Conseco").

                                    RECITALS

     A. Conseco seeks to retain by contract a qualified Consultant to provide certain consulting services to Conseco related to the businesses of Conseco and its affiliates; and

     B. Consultant has the necessary educational and business expertise to enter into this Consulting Agreement for the rendition of consulting services pursuant to the terms and conditions of this Agreement.

                                    AGREEMENT

     Now therefore, in consideration of the foregoing Recitals and the mutual promises and covenants contained herein and each act done pursuant thereto, the parties hereby agree as follows:

     1. Term. The consulting period under this Agreement commences as of the date of this Agreement and shall continue for 3 years.

     2. Consulting Services. Conseco hereby engages Consultant to serve as a consultant to Conseco, and Consultant hereby accepts such engagement, all in accordance with and subject to the terms and conditions contained herein. The Consultant hereby agrees to consult with Conseco by providing up to an average of 25 hours per month giving financial and business advice and other consulting services as may be reasonably requested by Conseco from time to time ("Services"). The Consultant shall perform the Services in a professional and businesslike manner, and within guidelines established by Conseco, and the Consultant shall comply with all applicable laws. The Consultant shall exercise diligence and shall devote such time and effort as is required to properly and timely perform the Services.

     3. Representations. Consultant represents and warrants that Consultant is not subject to any noncompetition or nondisclosure agreements, covenants or restrictions or other agreements that would conflict with or prohibit Consultant from providing any services hereunder. Conseco enters into this Agreement in reliance upon such representations and warranties.



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     4. Compensation and Other Provisions.

     A. Conseco shall pay Consultant the amount of $1,000 per year, payable monthly.

     B. Conseco shall, at its expense, provide Consultant with health and dental insurance coverage comparable to that provided to Conseco's Executive Officers during the term hereof.

     C. During the term hereof, Consultant shall be entitled to the use of Conseco's jet aircraft so long as Conseco maintains aircraft for corporate use for up to 10 round trips per year, subject to availability. Consultant shall schedule such use at mutually convenient times and shall reimburse Conseco for such use on the same basis as Conseco charges its Executives for such use.

     D. Conseco shall reimburse Consultant for reasonable out-of-pocket expenses (such as travel, entertainment and long-distance telephone expenses) which may be incurred by Consultant directly in the performance of the Services at the request of Conseco and after submission of written documentation by Consultant reasonably satisfactory to Conseco.

     5. Ownership of Work Product.

     A. All the know-how, innovations, product ideas, inventions, discoveries, improvements, procedures, programs, computer programs and specifications which have been or may be developed, conceived or reduced to practice during the term of this Agreement, whether or not in concert with other employees or shown or delivered to Conseco, which are related to any services provided by Consultant hereunder whether or not they are eligible for patent, copyright, trademark, trade secret or other legal protection, shall be the property of Conseco, and Consultant hereby assigns and transfers to Conseco all of its right, title and interest in and to the same. Consultant agrees to execute, acknowledge, and deliver to Conseco such documents of transfer and take such other actions, at Conseco's expense, that Conseco may reasonably request.

     B. Consultant will communicate to Conseco promptly any new product ideas and all improvements Consultant makes or conceives (either solely or jointly with others) during the term of this Agreement and conceived by Consultant within a period of one (1) year thereafter (the "Period") if based on or related to the confidential information of Conseco described in this Agreement, work or research of Conseco or which results from or suggested by any work Consultant may do for Conseco.

     C. The work product of the Services or any additional services under this Agreement shall be owned solely and exclusively by Conseco and Consultant will not have any rights with respect to the work product. To that end, Consultant acknowledges and agrees that all such work product is considered to be "work made for hire" and the exclusive property of Conseco. To the extent any of the work product is not considered "work made for hire" under applicable law, Consultant hereby assigns to Conseco all right, title, and interest in and to its rights to such work

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product. Consultant agrees to execute, acknowledge, and deliver to Conseco such documents of transfer and take such other actions, at Conseco's expense, that Conseco may reasonably request. Further, Consultant warrants to Conseco that all such work product shall be the original work of Consultant and that Consultant shall not infringe any third party's rights (including intellectual property rights); and Consultant agrees to indemnify, defend, and hold Conseco harmless from and against any and all claims of infringement. For the purposes of this Agreement, the term "work product" shall mean the actual data and tangible materials provided to Conseco as a result of Services pursuant to this Agreement, and all the means, methods, processes and concepts which Consultant utilizes in creating such data and tangible materials.

     6. Confidential Information.

     A. Consultant acknowledges that in and as a result of his engagement with Conseco, he has been and will be making use of, acquiring and/or adding to confidential or proprietary information of Conseco of a special and unique nature and value. As a material inducement to Conseco to enter into this Agreement and to pay to Consultant the compensation stated in Section 4, Consultant covenants and agrees that he shall not, at any time during or following the term of his engagement, directly or indirectly, divulge or disclose for any purpose whatsoever, any confidential or proprietary information that has been obtained by or disclosed to him as a result of his engagement with Conseco or any work product defined in Section 5, (collectively, "Information") except to the extent that such Information (a) becomes a matter of public record or is published in a newspaper, magazine or other periodical available to the general public, other than as a result of any act or omission of Consultant, (b) is required to be disclosed by any law, regulation or order of any court or regulatory commission, department or agency, provided that Consultant gives prompt notice of such requirement to Conseco to enable Conseco to seek an appropriate protective order or confidential treatment, or (c) is necessary to perform properly Consultant's duties under this Agreement.

     B. Consultant agrees that Consultant's obligation of confidentiality shall survive the cancellation or expiration of this Agreement for so long as is necessary to give effect to the express confidentiality provisions of this Agreement. Also, Consultant agrees not to disclose to any other person the fact that the Information has been made available or developed or any of the terms, conditions, or other facts relating to this Agreement, except as required by applicable law, in which case Consultant will provide Conseco with prior written notice so that Conseco may have the opportunity to seek an appropriate protective order.

     7. Covenants Against Competition and Solicitation. Consultant acknowledges that the services he is to render to the Company are of a special and unusual character, with a unique value to the Company, the loss of which cannot adequately be compensated by damages or an action at law. In view of the unique value to the Company of the services of Consultant for which the Company has contracted hereunder, because of the confidential information to be obtained by, or disclosed to, Consultant as hereinabove set forth, and as a material inducement to the Company to enter into this Agreement and to pay to Consultant the compensation stated in Section 4, as well as any additional benefits stated herein, and other good and valuable consideration, Consultant covenants and agrees that throughout the term hereof, Consultant shall

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not, directly or indirectly, anywhere in the United States of America (i) render any services, as an agent, independent contractor, consultant or otherwise, or become employed or compensated by, any other corporation, person or entity engaged in the business of selling or providing life, accident or health insurance products or services; (ii) render any services, as an agent, independent contractor, consultant or otherwise, or become employed or compensated by, any other corporation, person or entity engaged in the business of selling or providing any lending or other financial products or services that are competitive with the lending or other financial products or services sold or provided by the Company or its subsidiaries, (iii) in any manner compete with the Company or any of its subsidiaries; (iv) solicit or attempt to convert to other insurance carriers, finance companies or other corporations, persons or other entities providing these same or similar products or services provided by the Company and its subsidiaries, any customers or policyholders of the Company, or any of its subsidiaries; or (v) solicit for employment or employ any employee of the Company or any of its subsidiaries. Should any particular covenant or provision of this Section 7 be held unreasonable or contrary to public policy for any reason, including, without limitation, the time period, geographical area, or scope of activity covered by any restrictive covenant or provision, the Company and Consultant acknowledge and agree that such covenant or provision shall automatically be deemed modified such that the contested covenant or provision shall have the closest effect permitted by applicable law to the original form and shall be given effect and enforced as so modified to whatever extent would be reasonable and enforceable under applicable law.

         8. Independent Contractor. It is expressly understood by the parties hereto that the Consultant shall be an independent contractor and not an employee of Conseco. Consultant shall be free to engage in the activities not inconsistent with the terms of this Agreement. Consultant shall not be an agent of Conseco and shall have no authority to act for or bind Conseco and shall not represent such authority to third parties. Conseco shall have no control over or right to control or direct the business of the Consultant or the manner in which the Consultant approaches and performs the Services, except as provided in paragraph 2 above. As an independent contractor, the Consultant specifically understands that Consultant shall not be treated as an employee of Conseco for purposes of employee benefits, social security benefits and taxes, any other employment taxes, or unemployment and worker's compensation benefits except that Consultant may participate in Conseco's medical and dental insurance benefits as provided in Section 4. The Consultant shall be liable for any and all Federal and state income and employment taxes and worker's compensation insurance. Conseco shall treat the Consultant as an independent contractor for purposes of filing any information returns which may be required pursuant to the Internal Revenue Code of 1986, as amended, or any state tax law.

     9. Notices. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if sent by registered mail to Consultant's residence, or if to Conseco directed to the attention of: John J. Sabl, Executive Vice President, General Counsel and Secretary, Conseco, Inc., 11815 North Pennsylvania Street, P.O. Box 1911, Carmel, Indiana 46032, or to such other address as a party may specify to the other party in writing from time to time.


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     10. Waiver of Breach and Severability. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach. In the event any provision of this Agreement is found to be invalid or unenforceable, it may be severed from the Agreement and the remaining provisions of the Agreement shall continue to be binding and effective.

     11. Survival. The parties agree that all provisions of paragraphs 3, 5, 6 and 7, and all subparagraphs thereof, shall survive the termination of this Agreement.

     12. Entire Agreement; Conflict. This Agreement and the Agreement of even date herewith relating to the separation of Consultant as employee of Conseco contain the entire agreement of the parties and supersede any prior discussions, understandings and agreements between them respecting the subject matter of this Agreement. This Agreement may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

     13. Binding Agreement and Governing Law. This Agreement may not be assigned by a party without the prior written consent of the other party. This Agreement shall be binding upon and shall inure to the benefit of the parties and their permitted successors in interest and shall be construed in accordance with and governed by the laws of the State of Indiana.

     14. Arbitration of Disputes. Except as specified in Sections 6 or 7 above or Section 15 below, any controversy or claim arising out of or relating to this Agreement or the breach thereof, shall be settled by binding arbitration in the City of Indianapolis, Indiana, in accordance with the laws of the State of Indiana by three arbitrators, one of whom shall be appointed by Conseco, one by Consultant and the third of whom shall be appointed by the first two arbitrators. If the first two arbitrators cannot agree on the appointment of a third arbitrator, then the third arbitrator shall be appointed by the Chief Judge of the United States District Court for the Southern District of Indiana. The arbitration shall be conducted in accordance with the rules of the American Arbitration Association, except with respect to the selection of arbitrators which shall be as provided in this Section. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

     15. Injunctive Relief. Consultant acknowledges that a breach or threatened breach by Consultant of Section 6 or 7 of this Agreement will give rise to irreparable injury to the Company and that money damages will not be adequate relief for such injury. Notwithstanding Section 14 above, the Company and Consultant agree that the Company may seek and obtain injunctive relief, including, without limitation, temporary restraining orders, preliminary injunctions and/or permanent injunctions, in a court of proper jurisdiction to restrain or prohibit a breach or threatened breach of Section 6 or 7 of this Agreement. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to the Company for such breach or threatened breach, including the recovery of damages from Consultant.


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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first above written.




                                         /s/ Rollin M. Dick
                                        ----------------------------------------
                                        Rollin M. Dick
                                         "Consultant"


                                        Conseco, Inc.



                                        By: /s/ Thomas J. Kilian
                                           -------------------------------------
                                           Thomas J. Kilian,
                                           President
                                           "Conseco"